Exhibit 32
CERTIFICATION ACCOMPANYING FORM 10-Q REPORT
OF
VALIDUS HOLDINGS, LTD. PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
(Chapter 63, Title 18 U.S.C. SS.SS. 1350(a) and (b))
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 135(a) and (b)), each of the undersigned hereby certifies, to his knowledge, that the Quarterly Report on Form 10-Q for the period ended September 30, 2007 of Validus Holdings, Ltd. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2007

/s/ Edward J. Noonan
Edward J. Noonan
Chief Executive Officer Validus Holdings, Ltd.

Dated: November 14, 2007

/s/ Joseph E. (Jeff) Consolino
Joseph E. (Jeff) Consolino
Chief Financial Officer and Executive Vice President Validus Holdings, Ltd.